Exhibit 99

The Middleton Doll Company Reports Third Quarter Results

    PEWAUKEE, Wis.--(BUSINESS WIRE)--Nov. 4, 2005--The Middleton Doll Company (OTCBB:DOLL) today reported a consolidated net loss of $237,952 or $0.06 per diluted share for the third quarter ended September 30, 2005, compared to earnings of $182,619 or $0.05 per diluted share for the third quarter of 2004. The company's consumer products segment reported a net loss of $464,267 for the third quarter of 2005 and the financial services segment reported a profit of $226,315.
    For the first nine months of 2005, the company reported a net loss of $1,758,188 or $0.47 per diluted share, compared to a loss of $1,390,756 for the same period in 2004.
    Net income for the financial services segment increased as the result of a gain on the sale of property as the company continues to liquidate this subsidiary. The planned liquidation of the financial services subsidiary will enable the company to redeem its preferred stock at or before maturity in June 2008.
    "In the consumer products segment, the 2005 third quarter sales were lower than in the same period in the prior year, due to a $1.58 million holiday shipment of play dolls to a large retailer in 2004.
Excluding this shipment, sales increased in the third quarter of 2005 over the same period in 2004," noted George R. Schonath, president and chief executive officer of The Middleton Doll Company.
    Schonath said a new management team is in place at the company's
Lee Middleton Original Dolls subsidiary. "The new team is working on refining the company's strategic plan, with an emphasis on enhanced marketing initiatives and new product development," he said.
    As previously announced, on December 31, 2005, The Middleton Doll
Company will terminate its existing management agreement with InvestorsBank, and George R. Schonath and Susan J. Hauke, vice president - finance and chief financial officer, will resign from all offices with the company and its subsidiaries. Under a new agreement with InvestorsBank effective January 1, 2006, InvestorsBank will continue to provide loan management, real estate management and specified accounting services to The Middleton Doll Company. The Board of Directors of The Middleton Doll Company will appoint successors to Schonath and Hauke prior to the end of 2005.

    The Middleton Doll Company operates in two segments, consumer products and financial services. The company's consumer products segment is comprised of Lee Middleton Original Dolls, Inc., a designer and marketer of lifelike collectible and play dolls, and License Products, Inc., a designer and marketer of clocks and home decor products that are sold to major national retailers. The company's financial services subsidiary is a real estate investment trust
(REIT).

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should," or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. Significant risks and uncertainties include, but are not limited to, (i) the continuing effect of adverse economic conditions,
(ii) the effect of increasing competition in the collectible doll market and (iii) the effect of not reaching the Company's goal to expand to 100 boutiques over a three-year period. Additional information concerning the Company and its business, including factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


               The Middleton Doll Company news releases are available on-line 24 hours a day at:
                  http://www.middletondollcompany.com


                      The Middleton Doll Company
                             (OTCBB:DOLL)
                              (Unaudited)

                        Three months ended        Nine months ended
                           September 30,            September 30,
                         2005        2004         2005         2004
                        ------      ------       ------       ------
STATEMENTS OF OPERATIONS
------------------------
BY SEGMENT
----------
Consumer Products:
Net sales            $3,969,750  $5,107,559  $ 9,319,300  $10,391,450
Cost of sales         2,431,269   3,047,330    5,647,466    6,720,251
                     ----------- ----------- ------------ ------------
    Gross profit      1,538,481   2,060,229    3,671,834    3,671,199
Other expenses
 (income):
  Operating expenses  1,768,056   1,780,315    5,798,037    5,165,600
  Interest/rental
   expense to parent    277,030     191,798      736,757      573,908
  Management fees to
   parent                     -           -            -      114,000
  Forgiveness of
   management fees
   to parent                  -           -            -     (114,000)
  Other expense
   (income)             (42,338)     (4,134)    (144,591)     (93,794)
  Minority interest
   in earnings of
   subsidiary                 -         922            -      (19,530)
                     ----------  ----------  -----------  ------------
    Total other
     expenses         2,002,748   1,968,901    6,390,203    5,626,184
Net loss             $ (464,267) $   91,328  $(2,718,369) $(1,954,985)
                     =========== =========== ============ ============
Financial Services:
Net rental/interest
 income:
  Interest on loans  $  404,892  $  496,966  $ 1,281,977  $ 1,727,737
  Rental income         449,266     757,284    1,480,354    2,286,306
  Interest/rental
   income from
   subsidiary           277,030     191,798      736,757      573,908
  Interest expense     (445,257)   (484,337)  (1,328,311)  (1,564,829)
                     ----------- ----------- ------------ ------------
    Total net
     rental/interest
     income             685,931     961,711    2,170,777    3,023,122
Other income:
  Other income            7,294      38,727       28,382       63,062
  Management fees
   from subsidiary            -           -            -      114,000
  Forgiveness of
   management fees
   from subsidiary            -           -            -     (114,000)
  Gain on sale of
   property             265,068      81,290    1,034,492       81,290
                     ----------- ----------- ------------ ------------
    Total other
     income             272,362     120,017    1,062,874      144,352
Other expenses:
  Depreciation
   expense on leased
   properties            84,088     156,424      279,762      512,011
  Other operating
   expenses             328,570     570,726    1,015,634    1,375,396
  Income tax expense     93,045      37,012      299,248       37,012
                     ----------- ----------- ------------ ------------
    Total other
     expenses           505,703     764,162    1,594,644    1,924,419
Preferred stock
 dividends expense      226,275     226,275      678,826      678,826
                     ----------- ----------- ------------ ------------
Net income           $  226,315  $   91,291  $   960,181  $   564,229
                     =========== =========== ============ ============

STATEMENTS OF OPERATIONS - COMBINED
-----------------------------------
Net (loss) income:
  Consumer Products  $ (464,267) $   91,328  $(2,718,369) $(1,954,985)
  Financial Services    226,315      91,291      960,181      564,229
                     ----------- ----------- ------------ ------------
Net (loss) income
 available to common
 shareholders        $ (237,952) $  182,619  $(1,758,188) $(1,390,756)

(Loss) Earnings Per
 Share - Basic       $    (0.06) $     0.05  $     (0.47) $     (0.37)
(Loss) Earnings Per
 Share - Diluted     $    (0.06) $     0.05  $     (0.47) $     (0.37)

Average shares
 outstanding - Basic  3,727,589   3,727,589    3,727,589    3,727,589
Average shares
 outstanding -
 Diluted              3,727,589   3,727,589    3,727,589    3,727,589

    CONTACT: The Middleton Doll Company
             George R. Schonath, 262-523-4300